Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 23, 2026, relating to the financial statements of M Evo Global Acquisition Corp II as of December 31, 2025 and for the period from August 11, 2025 (inception) through December 31, 2025, appearing in the Registration Statement on Amendment No. 1 to Form S-1, File No. 333-292138.

/s/ WithumSmith+Brown, PC

New York, New York

January 29, 2026